UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2017

UNILIFE CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware	001-34540	27-1049354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Cross Farm Lane, York, Pennsylvania	17406
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 384-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

As previously disclosed, Unilife Corporation (the “Company” or “we”) has incurred recurring losses from operations as well as negative cash flows from operating activities. As of March 31, 2017, the Company’s unaudited cash balance was approximately $6.3 million, including $2.4 million of restricted cash. The Company believes its existing cash as of March 31, 2017 will not provide the Company with sufficient liquidity to fund the Company’s operations past the week ending April 7, 2017 without the Company falling below the minimum cash and restricted cash balance requirements of $5.1 million under its debt facilities. If we fall below such minimum cash balance requirements we would be in default under one or more of our debt obligations unless we are able to obtain waivers from our lenders. A breach of any of the covenants related to our debt instruments could result in a higher rate of interest to be paid or the lenders could elect to declare all amounts outstanding under the applicable agreements to be immediately due and payable. If the lenders were to make such a demand for repayment, we would be unable to pay the obligations as we do not have existing facilities or sufficient cash on hand to satisfy these obligations. Under the circumstances, we also would be unable to pay our other obligations as they come due, which could prompt our creditors to pursue other remedies.

Also as previously disclosed, the Company actively has been seeking financing with the assistance of a financial advisory firm but to date has not obtained any financing commitment. In addition, on Friday, March 31, 2017, the Company received notice from a key customer for wearable injectors that such customer is putting a program with the Company on hold for reasons unrelated to the Company’s products. Given the relative importance of such program, such delay may negatively impact the Company’s ability to obtain financing or the amount of financing the Company may be able to obtain.

Because to date the Company has not obtained a financing commitment to fund the Company’s operations on an ongoing basis, the Company is exploring bridge financing alternatives. The Company may obtain bridge financing from ROS Acquisition Offshore LP (“ROS”), an affiliate of OrbiMed Advisors (“OrbiMed”). This bridge financing, if obtained, is likely to be in the form of debtor-in-possession financing in connection with a proceeding concerning the Company under Chapter 11 of the United States Bankruptcy Code (the “Code”).  There can be no assurance that this bridge financing will be provided, the terms under which it may be provided or what form it will take.  It is possible, but not likely, that the Company will obtain a financing commitment outside of a Chapter 11 process, but the terms of such commitment, if any, may not be favorable to the Company or its stockholders. If the Company is not successful in obtaining bridge financing or does not obtain a commitment for other financing in the near-term, the Company would be forced to file a petition for relief under Chapter 7 of the Code. Any reorganization, sale, or liquidation is unlikely to result in funds being available to the Company’s stockholders or to creditors of the Company other than its secured creditors.

Item 2.05Costs Associated with Exit or Disposal Activities

On April 4, 2017, the Company issued a Worker Adjustment and Retraining Notification (“WARN”) Act notice (the “Notice”) to all employees of the Company and state and local government agencies, that if the Company is not successful in obtaining financing, the Company will be forced to permanently close both its York, Pennsylvania and King of Prussia, Pennsylvania facilities.

The Notice begins the 60-day notice period that is contemplated to be given prior to permanently closing operations under the WARN Act. Unless the Company obtains financing sufficient to continue business operations, it is expected that the closure of the Company’s facilities will occur on or about June 4, 2017.

On April 4, 2017, the Company terminated the employment of an aggregate of 51 employees at its York, Pennsylvania, and King of Prussia, Pennsylvania locations.  The Company expects to record a charge related to terminated employees of approximately $0.6 million in connection with the Notice. The Company does not expect a material difference between the cash impact and the charge to be recorded.

Forward-Looking Statements

This report contains forward-looking statements. All statements that address operating performance, events or developments that the Company expects or anticipates may or will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to the Company’s management. The Company’s management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from the Company’s historical experience and the Company’s present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K, those described from time to time in other reports which the Company files with the U.S. Securities and Exchange Commission, and other risks and uncertainties, including the Company’s substantial liquidity needs and effects thereof, the Company’s substantial indebtedness; the impact of the level of the Company’s indebtedness on its financial condition and prospects for additional funding; that the Company may be unsuccessful in obtaining financing; that the terms on which financing, if any, might be available to the Company may be highly dilutive to existing stockholders; that it may be necessary for the Company to file a petition for bankruptcy; the impact of a bankruptcy on the Company, its creditors and stockholders; the Company’s inability to pay creditors when due could result in a bankruptcy filing being made with respect to the Company; that the Company may be unable to obtain waivers from its lenders for breaches of minimum cash or restricted cash balance requirements or other provisions of applicable agreements; that the Company, if in default under any of its senior secured debt, and unable to obtain alternative financing, might lack the funds necessary to seek protection under the bankruptcy laws if a secured creditor were to pursue certain remedies with respect to the collateral; that the Company’s financial condition could adversely affect vendor and customer relationships, which could have further adverse effects on the Company and its business; that the charges in connection with the termination of employees and closure of facilities are more or less than expected; and that the matters described in this report may result in material charges for impairment of good will and other long-lived assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Unilife Corporation

Date: April 4, 2017	By:	/s/ John Ryan
Name: John Ryan
Title: President and Chief Executive Officer